UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2014

GelTech Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

(Address of Principal Executive Office) (Zip Code)

(561) 427-6144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On November 6, 2014, GelTech Solutions, Inc. (“GelTech” or the “Company”) sold 317,966 shares of common stock and 158,983 two-year warrants (exercisable at $2.00 per share) for $100,000 to Mr. Michael Reger, the Company’s largest shareholder.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2014, the Company appointed Mr. Michael Reger as its President and Mr. Daniel Simon as its Chief Operating Officer, replacing Mr. Reger.

Biographical Information

Mr. Reger has been GelTech’s Chief Operating Officer since March 25, 2013. For over 20 years, Mr. Reger has been a partner at III Associates, a registered investment advisor, and AVM, L.P., an institutional broker dealer.

Mr. Simon has been GelTech’s Director of Utility Markets since October 2013.  Prior to that, Mr. Simon spent approximately 40 years with Con Edison with his latest position being Emergency and Environmental Manager in Manhattan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTECH SOLUTIONS, INC.

November 10, 2014	By:	/s/ Michael Hull
Michael Hull, Chief Financial Officer